

HOULIHAN LOKEY
华利安

Yongye International Inc.

Presentation to the Special Committee of the Board of Directors

April 9, 2014

MERGERS & ACQUISITIONS
CAPITAL MARKETS
FINANCIAL RESTRUCTURING
FINANCIAL ADVISORY SERVICES

HL.com

Confidential

Table of Contents



Transaction Overview

Summary of Selected Transaction Terms[1]

- Parties to the Transaction (as defined below)
  - Yongye International, Inc., a Nevada corporation ("Yongye" or "Company")
  - Yongye International Limited, an exempted company with limited liability incorporated under the laws of Cayman Islands ("Parent")
  - Yongye International Merger Sub Limited, a Nevada corporation and a wholly owned subsidiary of Parent ("Merger Sub")
  - The "Rollover Holders":
    - Mr. Zishen Wu ("Mr. Wu" or the "Chairman")
    - Full Alliance International Limited, a British Virgin Islands company ("Full Alliance" or "Holdco")
    - MSPEA Agriculture Holdings Limited ("MSPEA")
    - Ms. Xingmei Zhong ("Ms Zhong") as sole shareholder of Holdco
    - Lead Rich International Limited ("Lead Rich")
    - Certain other stockholders of the Company (the "Other Rollover Holders" and collectively with Mr. Wu, Holdco, MSPEA, Lead Rich, the "Buyer Group")
- Transaction Structure
  - Merger: Merger Sub to be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent (the "Transaction")
- Form of Consideration
  - Cash Only: each Company share (a "Common Share" or, collectively, the "Common Shares") excluding any Excluded Shares (which includes the Rollover Shares) will be converted into the right to receive $7.10 in cash without interest (the "Per Share Merger Consideration")
  - "Rollover Shares", meaning all of the issued and outstanding shares of Series A Convertible Preferred Stock of the Company (the "Preferred Shares") and the Common Shares held by each of the Rollover Holders
  - "Excluded Shares" meaning Rollover Shares and Common Shares owned by the Company or any Company subsidiary
- Certain Closing Conditions
  - Vote requirements: Subject to the affirmative vote of the holders of at least a majority of the issued and outstanding Common Shares (other than the Excluded Shares) that are present in person or by proxy and voting for or against approval of the Agreement at the stockholders' meeting
- Company Termination Fee
  - US$4.0 million
- Parent Termination Fee
  - US$10.0 million
- Company Expenses
  - Buyer Group to reimburse the Company up to US$3.0 million in Company expenses in the event shareholders do not vote in favor of the Transaction and the Transaction is terminated by Company or Parent

Source: Agreement and Plan of Merger among Full Alliance International Limited, Yongye International Limited, Yongye International Merger Sub Limited and Yongye International, Inc. dated September 23, 2013 (the "Original Agreement") as amended by an execution version of Amendment No. 1 to the Original Agreement (the "Amendment", and collectively with the Original Agreement, the "Agreement")

Note: 1. This summary is intended only as an overview of selected terms and is not intended to cover all terms or details of the Transaction; this summary is qualified by the terms and conditions of the Agreement

Transaction Value Overview

Summary of Transaction Value

(dollars and shares in millions, except per share values)

Security	Shares Outstanding[1]	Per Share Transaction Consideration
Shares	50.7	$7.10

Implied Values	
Implied Common Equity	$359.9
Adjustments:	
Debt[2]	134.0
Preferred Stock[3]	59.5
Minority Interest[2]	30.9
Cash[4]	7.4
Implied Enterprise Value	**$591.7**
Implied Transaction Multiples	
Revenue[5]	**Implied Multiple**
FY 2013A	0.89x
NFY 2014E	0.70x
NFY+1 2015E	0.61x
EBITDA[5]	
FY 2013A	2.5x
NFY 2014E	2.3x
NFY+1 2015E	2.2x
Adjusted EBITDA[6]	
FY 2013A	8.7x
NFY 2014E	11.9x
NFY+1 2015E	4.0x

Implied Premiums to Historical Stock Trading Prices

Trading Period Prior to Announcement 10/15/2012[7]	Closing Stock Price[8]	Implied Premium of Per Share Transaction Consideration over Average Closing Stock Price
Current (4/7/2014)	$6.83	4.0%
1 Day	$4.79	48.2%
5 Day Average	$4.76	49.2%
10 Day Average	$4.69	51.4%
1 Month Average	$4.57	55.5%
3 Month Average	$4.00	77.4%
6 Month Average	$3.56	99.3%
1 Year Average	$3.83	85.4%
52 Week High (11/09/2011)[9]	$5.90	20.3%
52 Week Low (05/21/2012)[9]	$2.60	173.1%
Up-list Price (9/3/2009)[10]	$7.50	-5.3%

Notes:
1. Based on 50.7 million shares outstanding per Company's 10-K filed on March 17, 2014 for the year ended December 31, 2013
2. Debt and minority interest per Company's 10-K filed on March 17, 2014 for the year ended December 31, 2013
3. Preferred stock redemption value of US$59.5 million includes estimated accrued preferred dividends, per Company management
4. Cash balance excludes US$131.1 million for imminent building of new manufacturing facility per Yongye Management estimates
5. FY 2013A Revenue and EBITDA per Company's 10-K filed on March 17, 2014 for the annual period ended December 31, 2013; projections based on Yongye management forecast
6. Adjusted EBITDA = EBITDA – change in net working capital. Net working capital = current assets – current liabilities
7. Date of public announcement of Transaction proposal
8. Share prices per Capital IQ
9. 52-week period prior to going private announcement
10. The Company up-listed from OTCBB to NasdaqGS on 9/3/2009
FY refers to fiscal year
NFY refers to next fiscal year, NFY+1 refers to the fiscal year following the next fiscal year

Summary of Process Since Original Agreement Signing (September 23, 2013)

- On September 23, 2013, Houlihan Lokey provided a summary of its financial analysis and delivered its opinion as to the fairness of the then proposed $6.69 merger consideration to the Special Committee. On the same date, Yongye's Board of Directors approved the proposed transaction recommended by the Special Committee and the Company entered into the Original Agreement
- On February 4, 2014, Institutional Shareholder Services Inc., Glass Lewis & Co., LLC, and Egan-Jones Proxy Services, three leading independent proxy advisory firms, recommended that the Company's stockholders vote for the proposed transaction
- On February 19, 2014, the Company's special meeting of stockholders was adjourned to March 5, 2014
- On March 5, 2014, the Company announced it did not receive the requisite approval from a majority of minority stockholders and therefore the Original Agreement was not approved by the Company's stockholders
  - The unaffiliated stockholders voted 33.5% in favor, 13.4% against, 2.0% abstained, 51.1% did not vote
  - Subsequent to the March 5, 2014 vote and before March 26, 2014, the Company's shares traded in a range between $5.17 and $6.05
- On March 26, 2014, the Buyer Group submitted a new transaction proposal at $7.00 per share, a 4.6% increase over the prior offer of $6.69 per share, contingent on the voting threshold required for approval being changed from a *majority of all unaffiliated shares* to a *majority of voting unaffiliated shares*
- On April 3 and 4, 2014, the Special Committee and its advisors discussed the new proposal from the Buyer group received on March 26, 2014 and the updated analysis on the Company and proposed transaction since the new proposal was received
  - The Special Committee instructed its advisors to ask for a price increase and an increase of Company reimbursable expenses from $2.0 million to $4.0 million
- On April 7, 2014, the Buyer Group responded to the price and fee request, and offered to pay $7.10 per share, a 6.1% increase over the prior offer of $6.69 per share, and $3.0 million in Company reimbursable expenses

Summary of Market Check and Go-Shop Processes

Market Check Process

- As directed and approved by the Special Committee, the market check period began on December 5, 2012 with initial indications of interest due on January 9, 2013
  - Number of parties contacted during the 35 day market check process: 29 strategic parties and 31 financial parties
  - Number of parties that expressed an interest in receiving additional information: 3 financial parties
  - Number of parties that executed confidentiality agreements: 2 financial parties
  - Number of parties that submitted preliminary indications of interest: 0
  - Number of parties that attended a management meeting, which consisted of a diligence call with Company CFO: 1 financial party
  - Number of parties that submitted final proposals: 0

Go-Shop Process (after signing of the Original Agreement)

- As directed and approved by the Special Committee, the go-shop period began on September 23, 2013 with initial indications of interest due on November 2, 2013
  - Number of parties contacted during the 40 day go-shop process: 26 strategic parties and 22 financial parties
  - Number of parties that expressed an interest in receiving additional information: 0
  - Number of parties that executed confidentiality agreements: 0
  - Number of parties that submitted preliminary indications of interest: 0
  - Number of parties that attended a management meeting, which consisted of a diligence call with Company CFO: 0
  - Number of parties that submitted final proposals: 0

Stock Trading History

Share Price & Volume History



Closing Stock Price (US$)
Daily Volume (millions)
14.00
12.00
10.00
8.00
6.00
4.00
2.00
0.00
14.0
12.0
10.0
8.0
6.0
4.0
2.0
0.0
Per Share Merger Consideration $7.10
Current Stock Price $6.83
4/21/2008: Yongye started to trade on OTCBB through reverse merger
9/3/2009: Yongye was up-listed to NASDAQ exchange at US$7.50 per share
3/12/2010: Yongye Nongfeng Biotechnology signed a letter of intent to acquire an undeveloped lignite coal resources project in Inner Mongolia from Wuchuan Shuntong Humic Acid Trading Company Limited for c. US$40 million
8/3/2010: Yongye Nongfeng Biotechnology agreed to acquire the Shengmingsu brand products distribution network for US$32.9 million
5/27/2011: Robbins Geller Rudman & Dowd LLP filed class action suit against Yongye for the alleged issuance of false and misleading information to investors about the financial and business condition
6/3/2011: Rosen Law Firm filed class action suit against Yongye
6/9/2011: Yongye issued 5,681,818 shares of redeemable preferred series A convertible shares to MSPEA, with gross proceeds of US$50 million
10/15/2012: Yongye announced that it received a preliminary non-binding proposal to take the Company private
3/18/2013: NASDAQ halted trading in Yongye's common stock
6/17/2013: Yongye's stock resumed trading
9/23/2013: The Company entered into a merger agreement regarding the proposed going private transaction
2/19/2014: the Company's special meeting was adjourned to 3/5/2014
3/5/2014: Company shareholder vote failed to adopt the 9/23/2013 merger agreement
4/21/08
10/18/08
4/16/09
10/13/09
4/11/10
10/8/10
4/6/11
10/3/11
3/31/12
9/27/12
3/26/13
9/22/13
4/7/14
Daily Volume
Last Sale Price

Price & Volume Statistics

52 Week High (03/26/2014)	$6.86	1-week avg. daily volume	696,310
52 Week Low (06/17/2013)	$4.83	1-month avg. daily volume	1,541,100
All Time High (10/14/2009)	$12.00	3-month avg. daily volume	1,234,910
All Time Low (02/12/2009)	$0.65	6-month avg. daily volume	770,260

Source: Capital IQ

Stock Trading History Since Original Agreement Signing

Share Price & Volume History Since Original Agreement Signing (September 23, 2013)


Closing Stock Price (US$)
Daily Volume (millions)
8.00
7.50
7.00
6.50
6.00
5.50
5.00
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
0.0
Per Share Merger Consideration $7.10
Current Stock Price $6.83
9/23/2013: The Company entered into a merger agreement regarding the proposed going private transaction
1/10/2014: Record date for determining the stockholders entitled to vote on the merger agreement
2/19/2014: the Company's special meeting was adjourned to 3/5/2014
3/5/2014: Company shareholder vote did not approve the 9/23/2013 merger agreement
3/26/2014: Revised offer from Buyer Group at $7.00 per share
9/23/13
10/13/13
11/2/13
11/22/13
12/12/13
1/1/14
1/21/14
2/10/14
3/2/14
3/22/14
4/7/14
Daily Volume
Last Sale Price

Source: Capital IQ

Relative Stock Performance

Indexed Stock Price Performance Since Up-listing


200.0%
180.0%
160.0%
140.0%
120.0%
100.0%
80.0%
60.0%
40.0%
20.0%
0.0%
Indexed Prices
9/3/09
1/31/10
6/30/10
11/27/10
4/26/11
9/23/11
2/20/12
7/19/12
12/16/12
5/15/13
10/12/13
4/7/14
S&P 500 Index: +83.9%
Yongye: -1.0%
Selected Emerging Market Companies[2]: -35.5%
Selected Chinese Companies[1] : -46.3%
S&P 500 Index
Yongye International, Inc.
Selected Chinese Peers
Selected Emerging Market Peers

Source: Capital IQ

Notes:

1. Selected Chinese Companies include: Anhui Liuguo Chemical Co., Ltd. (SHSE:600470), Anhui Sierte Fertilizer Industry Co., Ltd. (SZSE:002538), Chongqing Jian Feng Chemical Co., Ltd. (SZSE:000950), Guangxi Hechi Chemical Co., Ltd (SZSE:000953), Ko Yo Chemical Group Limited. (SEHK:827), Liuzhou Chemical Industry Co., Ltd. (SHSE:600423), Nanjing Redsun Co., Ltd. (SZSE:000525), Sinofert Holding Ltd. (SEHK:297), Stanley Fertilizer Co., Ltd. (SZSE:002588), Migao Corporation (TSX:MGO), and China Green Agriculture, Inc. (NYSE:CGA)

2. Selected Emerging Market Companies include: Agritech Limited (KASE:AGL), Coromandel International Limited (BSE:506395), Fauji Fertilizer Bin Qasim Limited (KASE:FFBL), Fertilizantes Heringer S/A (BOVESPA:FHER3), Gubre Fabrikalari Turk Anonim Sirketi (IBSE:GUBRF), Gujarat State Fertilizers & Chemicals Ltd. (BSE:500690), Joint Stock Company Dorogobuzh (MICEX:DGBZ), Madras Fertilizers Ltd. (NSEI:MADRASFERT), Mangalore Chemicals & Fertilizers Limited (BSE:530011), National Fertilizers Ltd. (BSE:523630), OJSC PhosAgro (LSE:PHOR), Rashtriya Chemicals And Fertilizers Limited (BSE:524230) and Sinon Corporation (TSEC:1712)

Relative Stock Performance Since Original Agreement Signing

Indexed Stock Price Performance Since Original Agreement Signing (September 23, 2013)


115%
110%
105%
100%
95%
90%
85%
80%
Indexed Prices
9/23/13
10/18/13
11/12/13
12/7/13
1/1/14
1/26/14
2/20/14
3/17/14
4/7/14
Yongye: +8.8%
S&P 500 Index: +8.4%
Selected Emerging Market Companies[2]: +3.3%
Selected Chinese Companies[1] : -6.4%
S&P 500 Index
Yongye International, Inc.
Selected Chinese Peers
Selected Emerging Market Peers

Source: Capital IQ

Notes:

1. Selected Chinese Companies include: Anhui Liuguo Chemical Co., Ltd. (SHSE:600470), Anhui Sierte Fertilizer Industry Co., Ltd. (SZSE:002538), Chongqing Jian Feng Chemical Co., Ltd. (SZSE:000950), Guangxi Hechi Chemical Co., Ltd (SZSE:000953), Ko Yo Chemical Group Limited. (SEHK:827), Luzhou Chemical Industry Co., Ltd. (SHSE:600423), Nanjing Redsun Co., Ltd. (SZSE:000525), Sinofert Holding Ltd. (SEHK:297), Stanley Fertilizer Co., Ltd. (SZSE:002588), Migao Corporation (TSX:MGO), and China Green Agriculture, Inc. (NYSE:CGA)

2. Selected Emerging Market Companies include: Agritech Limited (KASE:AGL), Coromandel International Limited (BSE:506395), Fauji Fertilizer Bin Qasim Limited (KASE:FFBL), Fertilizantes Heringer S/A (BOVESPA:FHER3), Gubre Fabrikalari Turk Anonim Sirketi (IBSE:GUBRF), Gujarat State Fertilizers & Chemicals Ltd. (BSE:500690), Joint Stock Company Dorogobuzh (MICEX:DGBZ), Madras Fertilizers Ltd. (NSEI:MADRASFERT), Mangalore Chemicals & Fertilizers Limited (BSE:530011), National Fertilizers Ltd. (BSE:523630), OJSC PhosAgro (LSE:PHOR), Rashtriya Chemicals And Fertilizers Limited (BSE:524230) and Sinon Corporation (TSEC:1712)



Financial Analysis

Financial Analyses Summary

Implied Per Share Equity Value Reference Range[1,2,3,4,5]


$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Price Per Share
$9.79
$5.87
$10.37
$5.39
$8.89
$4.85
$6.19
$3.26
$11.10
$5.87
$9.20
$6.29
Proposed Per Share Merger Consideration of $7.10
Minimum Share Price Since Announcement of Results of Shareholder Vote on March 5, 2014 of $5.17
Selected Companies Analysis 0.80x - 1.10x LTM 12/31/2013 Revenue
Selected Companies Analysis 0.60x - 0.90x NFY 12/31/2014 Revenue
Selected Companies Analysis 7.0x - 10.0x LTM 12/31/2013 Adjusted EBITDA6
Selected Companies Analysis 8.0x - 11.0x NFY 12/31/2014 Adjusted EBITDA6
Selected Transactions Analysis 0.80x - 1.20x LTM 12/31/2013 Revenue
Discounted Cash Flow Analysis Discount Rate 13.0% - 15.0% Adjusted EBITDA6 Exit Multiple 8.0x – 11.0x

Prior Trading Period[7]	Closing Stock Price	Implied Premium of Offer Price	Prior Trading Period[7]	Closing Stock Price	Implied Premium of Offer Price
Current (4/7/2014)	$6.83	4.0%	1 Year Average	$3.83	85.4%
1 Day Prior	$4.79	48.2%	52 Week Range	$2.60-$5.90	20.3%-173.1%
3 Month Average	$4.00	77.4%	Up-list Price	$7.50	-5.3%
6 Month Average	$3.56	99.3%	Days Since Last Trading Above Offer Price		1,133 Days

See accompanying footnotes on the following page

Financial Analyses Summary (cont.)

Footnotes

Notes:
No particular weight was attributed to any individual analysis
1. Based on 50.7 million shares outstanding per 10-K filed on 3/17/2014 for the year ended 12/31/2013
2. Debt and minority interest per Company 10-K filed on 3/17/2014 for the year ended 12/31/2013
3. Cash balance excludes US$131.1 million for imminent building of new manufacturing facility per Yongye Management estimates
4. Excludes depreciation and amortization allocated for the imminent construction of a new manufacturing facility
5. Preferred stock redemption value of US$59.5 million includes estimated accrued preferred dividends, per Company management
6. Adjusted EBITDA = EBITDA – change in net working capital. Net working capital = current assets – current liabilities
7. Trading period prior to announcement date (10/15/2012)
LTM refers to the most recently completed twelve month period for which financial information has been made public
NFY refers to the next fiscal year for which financial information has not been made public

Financial Analyses Summary (cont.)

(shares outstanding and dollars in millions, except per share values)

	Selected Companies Analysis		Selected Companies Analysis		Selected Companies Analysis		Selected Companies Analysis		Selected Transactions Analysis		Discounted Cash Flow Analysis[1]	
	FY 2013 Revenues		NFY 2014 Revenues		FY 2013 Adjusted EBITDA[2]		NFY 2014 Adjusted EBITDA[2]		FY 2013 Revenues			
Corresponding Base Amount	$661.9		$841.7		$68.2		$49.6		$661.9			
Selected Multiples Range	0.80x	1.10x	0.60x	0.90x	7.0x	10.0x	8.0x	11.0x	0.80x	1.20x		
Implied Enterprise Value from Operations Reference Range	$529.5	$728.1	$505.0	$757.5	$477.7	$682.5	$396.95	$545.81	$529.5	$794.3	$550.4	$698.2
Add: Cash and Cash Equivalents[3]	($7.4)	($7.4)	($7.4)	($7.4)	($7.4)	($7.4)	($7.4)	($7.4)	($7.4)	($7.4)	($7.4)	($7.4)
Less: Preferred Stock[4]	$59.5	$59.5	$59.5	$59.5	$59.5	$59.5	$59.5	$59.5	$59.5	$59.5	$59.5	$59.5
Less: Minority Interest as of 12/31/2013	$30.9	$30.9	$30.9	$30.9	$30.9	$30.9	$30.9	$30.9	$30.9	$30.9	$30.9	$30.9
Implied Total Enterprise Value Reference Range	$431.7	$630.3	$407.2	$659.7	$379.9	$584.6	$299.1	$448.0	$431.7	$696.4	$452.6	$600.4
Less: Total Debt as of 12/31/2013	$134.0	$134.0	$134.0	$134.0	$134.0	$134.0	$134.0	$134.0	$134.0	$134.0	$134.0	$134.0
Implied Total Equity Value Reference Range	$297.7	$496.2	$273.2	$525.7	$245.9	$450.6	$165.1	$314.0	$297.7	$562.4	$318.6	$466.4
Shares Outstanding[5]	50.7	50.7	50.7	50.7	50.7	50.7	50.7	50.7	50.7	50.7	50.7	50.7
Implied Per Share Reference Range	$5.87	$9.79	$5.39	$10.37	$4.85	$8.89	$3.26	$6.19	$5.87	$11.10	$6.29	$9.20

Source: Financial items are based on Yongye's public filings; NFY and NFY+1 revenue and adjusted EBITDA based on Company management projections
Note:
1.Excludes depreciation and amortization allocated for the imminent construction of a new manufacturing facility
2.Adjusted EBITDA = EBITDA – change in net working capital. Net working capital = current assets – current liabilities
3.Cash balance excludes US$131.1 for imminent building of new manufacturing facility per Yongye Management estimates
4.Preferred stock redemption value of US$59.5 million includes estimated accrued preferred dividends, per Company management
5.Based on 50.7 million shares outstanding per 10-K filing dated 3/17/2014 for the year ended 12/31/2013
NFY refers to the next fiscal year for which financial information has not been made public

Historical and Projected Financial Performance[1]

(US$ in millions)

	Fiscal Year Ended December 31,										13A-18P
	2009A	2010A	2011A	2012A	2013A	2014E	2015E	2016E	2017E	2018E	CAGR[2]
Revenue	$98.1	$214.1	$390.4	$443.0	$661.9	$841.7	$973.5	$1,101.7	$1,235.4	$1,372.3	15.7%
Revenue Growth %	*104.0%*	*118.3%*	*82.3%*	*13.5%*	*49.4%*	*27.2%*	*15.7%*	*13.2%*	*12.1%*	*11.1%*	
Cost of Goods Sold	(46.0)	(94.8)	(162.1)	(180.6)	(257.0)	(377.0)	(452.4)	(528.9)	(610.2)	(696.4)	
Gross Profit	$52.1	$119.3	$228.3	$262.4	$404.9	$464.7	$521.1	$572.8	$625.2	$675.8	
Gross Margin %	*53.1%*	*55.7%*	*58.5%*	*59.2%*	*61.2%*	*55.2%*	*53.5%*	*52.0%*	*50.6%*	*49.2%*	
SG&A Expenses	(19.0)	(54.6)	(109.6)	(118.2)	(168.0)	(202.4)	(237.3)	(275.7)	(313.6)	(356.8)	
R&D Expenses	(1.7)	(4.9)	(13.1)	(16.6)	(22.1)	(25.2)	(29.2)	(33.1)	(37.1)	(41.2)	
Depreciation & Amortization	0.6	3.7	8.6	15.7	17.8	15.3	19.0	21.0	21.4	21.4	
Reversal of Allowance for Doubtful Accounts	0.0	0.0	0.0	(6.3)	0.0	0.0	0.0	0.0	0.0	0.0	
EBITDA	$32.0	$63.5	$114.2	$137.0	$232.6	$252.3	$273.6	$285.1	$296.0	$299.4	5.2%
EBITDA Margin %	*32.6%*	*29.7%*	*29.2%*	*30.9%*	*35.1%*	*30.0%*	*28.1%*	*25.9%*	*24.0%*	*21.8%*	
Depreciation & Amortization	(0.6)	(3.7)	(8.6)	(15.7)	(17.8)	(15.3)	(19.0)	(21.0)	(21.4)	(21.4)	
EBIT	$31.4	$59.8	$105.6	$121.3	$214.8	$237.0	$254.6	$264.0	$274.6	$277.9	5.3%
EBIT Margin %	*32.0%*	*27.9%*	*27.0%*	*27.4%*	*32.4%*	*28.2%*	*26.2%*	*24.0%*	*22.2%*	*20.3%*	
EBITDA	$32.0	$63.5	$114.2	$137.0	$232.6	$252.3	$273.6	$285.1	$296.0	$299.4	5.2%
Less: Increase in Net Working Capital[3]	(84.5)	(16.6)	(146.0)	(112.9)	(164.3)	(202.7)	(125.2)	(212.9)	(230.2)	(233.4)	
Adjusted EBITDA	($52.5)	$46.9	($31.9)	$24.1	$68.2	$49.6	$148.3	$72.2	$65.8	$66.0	-0.7%
Adjusted EBITDA Margin %	*-53.5%*	*21.9%*	*-8.2%*	*5.4%*	*10.3%*	*5.9%*	*15.2%*	*6.6%*	*5.3%*	*4.8%*	

Source: Company Filings, Capital IQ, projections provided by Company management

Note:

1.All numbers based on GAAP reporting metrics, unless noted otherwise

2.CAGR refers to Compound Annual Growth Rate

3.Net working capital = current assets – current liabilities. 2013 and 2014 net working capital has been adjusted to reflect the US$47.0 million capex that was projected by the Company in its 2013 budget to be spent on new manufacturing facility construction in 2013. Despite the delay of construction to 2014, the Company took on additional short term loans in 2013 to ensure adequate cash balances were in place to begin construction in 2013. However, the loans were not utilized for new facility construction and the proceeds of these loans remained on the Company's balance sheet in the form of cash (current asset and working capital) instead of being used to finance new facility construction and being recorded as property, plant and equipment (long-term asset and excluded from working capital). Net working capital in 2013 is reduced by the unused cash of $47.0 million and is reversed in 2014 given that the Company plans to have used this cash by then

Selected China Companies Trading Statistics

(dollars and shares in millions, except per share values)

Company	Exchange	Price 4/7/2014 ($)	Eq. Market Value[1] ($mm)	Enterprise Value[2] ($mm)	EV / Revenue LTM (x)	EV / Revenue NFY (x)	EV / Revenue NFY+1 (x)	EV / EBITDA LTM (x)	EV / EBITDA NFY (x)	EV / EBITDA NFY+1 (x)	EV / Adjusted EBITDA[3] LTM (x)	EV / Adjusted EBITDA[3] NFY (x)	EV / Adjusted EBITDA[3] NFY+1 (x)
Selected China Companies													
Nanjing Redsun Co. Ltd.	SZSE	$2.46	$1,246.0	$1,578.6	1.35x	1.26x	1.10x	12.3x	11.5x	8.4x	6.4x	8.3x	NMF
Sinofert Holdings Ltd.	SEHK	0.11	740.1	1,236.1	0.22x	0.21x	0.20x	NMF	7.4x	6.3x	5.8x	NMF	4.8x
Anhui Liuguo Chemical Co., Ltd.	SHSE	1.03	564.4	930.7	1.02x	0.84x	0.74x	NMF	NA	NA	6.0x	9.5x	NMF
Stanley Fertilizer Co., Ltd.	SZSE	5.02	1,120.3	887.4	1.03x	0.81x	0.63x	10.3x	8.2x	6.3x	15.0x	9.3x	8.9x
Chongqing JianFeng Chemical Co., Ltd	SZSE	0.62	449.9	862.5	1.56x	1.29x	1.11x	NMF	15.6x	NMF	4.7x	5.4x	NA
Liuzhou Chemical Industry Co., Ltd.	SHSE	0.64	256.5	606.9	1.53x	1.24x	1.13x	11.8x	9.8x	9.0x	7.6x	8.3x	8.9x
Anhui Sierte Fertilizer Industry Co., Ltd.	SZSE	1.47	436.0	510.2	1.43x	1.43x	0.95x	15.6x	11.1x	9.1x	8.9x	NMF	NMF
Ko Yo Chemical Group Limited	SEHK	0.01	60.9	383.3	1.78x	0.74x	0.63x	NMF	4.5x	3.3x	3.7x	NA	NA
Guangxi Hechi Chemical Co., Ltd.	SZSE	0.79	232.9	232.1	1.85x	NA	NA	NMF	NA	NA	13.8x	NA	NA
Migao Corporation	TSX	1.19	62.7	193.7	0.63x	1.27x	0.64x	NMF	NMF	11.5x	11.0x	NA	NA
China Green Agriculture, Inc.	NYSE	2.92	92.9	100.3	0.44x	NA	NA	1.3x	NA	NA	1.3x	NA	NA
High			$1,246.0	$1,578.6	1.85x	1.43x	1.13x	15.6x	15.6x	11.5x	15.0x	9.5x	8.9x
Low			$60.9	$100.3	0.22x	0.21x	0.20x	1.3x	4.5x	3.3x	1.3x	5.4x	4.8x
Mean			$478.4	$683.8	1.17x	1.01x	0.79x	10.3x	9.7x	7.7x	7.6x	8.2x	7.5x
Median			$436.0	$606.9	1.35x	1.24x	0.74x	11.8x	9.8x	8.4x	6.4x	8.3x	8.9x

Sources: Capital IQ, Company public filings, analyst reports, projections provided by Company
Notes:
*1. Equity Market Value refers to share price * (common shares outstanding + options and warrants per the treasury stock method)*
Company Equity Market Value based on 50.7 million shares outstanding per 10-K filing dated 3/17/2013 for the year ended 12/31/2013
2. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment
3. Adjusted EBITDA = EBITDA – change in net working capital. Net working capital = current assets – current liabilities
LTM refers to the most recently completed twelve month period for which financial information has been made public
NA refers to not available figure
NFY refers to the next fiscal year for which financial information has not been made public
NFY+1 refers the fiscal year following NFY
NMF refers to not meaningful figure
No company used in this analysis for comparative purposes is identical to the Company
Converted to US$ using relevant rates as of 4/7/2014

Selected Emerging Markets Companies Trading Statistics

(dollars and shares in millions, except per share values)

Company	Exchange	Price 4/7/2014 ($)	Eq. Market Value[1] ($mm)	Enterprise Value[2] ($mm)	EV / Revenue LTM (x)	EV / Revenue NFY (x)	EV / Revenue NFY+1 (x)	EV / EBITDA LTM (x)	EV / EBITDA NFY (x)	EV / EBITDA NFY+1 (x)	EV / Adjusted EBITDA[3] LTM (x)	EV / Adjusted EBITDA[3] NFY (x)	EV / Adjusted EBITDA[3] NFY+1 (x)
Selected Emerging Market Companies													
OJSC PhosAgro	LSE	$10.73	$4,168.6	$5,331.4	1.77x	1.82x	1.89x	6.8x	7.6x	8.1x	5.8x	7.8x	7.6x
Coromandel International Ltd.	BSE	3.64	1,031.9	1,365.1	0.83x	0.79x	0.65x	11.5x	9.7x	7.3x	NMF	12.8x	7.9x
Gubre Fabrikalari Turk Anonim Sirketi	IBSE	1.96	654.5	1,028.1	1.01x	1.04x	1.04x	6.0x	NA	NA	17.0x	6.1x	5.9x
National Fertilizers Ltd.	BSE	0.42	204.0	1,011.9	0.85x	NA	NA	NMF	NA	NA	NMF	NA	NA
Rashtriya Chemicals And Fertilizers Ltd.	BSE	0.58	318.0	582.9	0.51x	0.49x	0.48x	5.7x	5.3x	5.2x	NMF	10.2x	6.7x
Gujarat State Fertilizers & Chemicals Ltd.	BSE	0.89	355.3	508.7	0.55x	0.56x	0.51x	6.3x	5.8x	4.4x	NMF	5.5x	4.5x
Fauji Fertilizer Bin Qasim Ltd.	KASE	0.44	409.4	436.9	0.79x	0.84x	0.85x	3.8x	NA	NA	2.6x	NA	NA
Fertilizantes Heringer S/A	BOVESPA	2.74	133.0	389.6	0.16x	0.14x	0.14x	3.2x	3.1x	2.9x	3.1x	NA	NA
Joint Stock Company Dorogobuzh	MICEX	0.37	265.2	346.9	0.68x	NA	NA	1.9x	NA	NA	NMF	NA	NA
Sinon Corporation	TSEC	0.56	224.5	323.4	0.64x	NA	NA	10.1x	NA	NA	21.4x	5.9x	5.6x
Agritech Ltd.	KASE	0.12	47.9	277.5	NMF	NA	NA	11.7x	NA	NA	5.2x	NA	NA
Mangalore Chemicals & Fertilizers Ltd.	BSE	0.99	116.8	237.7	0.43x	NA	NA	7.7x	NA	NA	18.3x	NA	NA
Madras Fertilizers Ltd.	NSEI	0.25	39.7	97.4	0.22x	NA	NA	2.3x	NA	NA	0.5x	NA	NA
High			$4,168.6	$5,331.4	1.77x	1.82x	1.89x	11.7x	9.7x	8.1x	21.4x	12.8x	7.9x
Low			$39.7	$97.4	0.16x	0.14x	0.14x	1.9x	3.1x	2.9x	0.5x	5.5x	4.5x
Mean			$613.0	$918.3	0.70x	0.81x	0.79x	6.4x	6.3x	5.6x	9.2x	8.1x	6.4x
Median			$265.2	$436.9	0.66x	0.79x	0.65x	6.2x	5.8x	5.2x	5.5x	7.0x	6.3x

Sources: Capital IQ, Company public filings, analyst reports, projections provided by Company
Notes:
*1. Equity Market Value refers to share price * (common shares outstanding + options and warrants per the treasury stock method)*
Company Equity Market Value based on 50.7 million shares outstanding per 10-K filing dated 3/17/2014 for the year ended 12/31/2014
2. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment
3. Adjusted EBITDA = EBITDA – change in net working capital. Net working capital = current assets – current liabilities
LTM refers to the most recently completed twelve month period for which financial information has been made public
NA refers to not available figure
NFY refers to the next fiscal year for which financial information has not been made public
NFY+1 refers the fiscal year following NFY
NMF refers to not meaningful figure
No company used in this analysis for comparative purposes is identical to the Company
Converted to US$ using relevant rates as of 4/7/2014

Selected China Agrochemical Transactions Analysis

(dollars and shares in millions, except per share values)

Announced	Target	Buyer	Target Country	% Acquired	Implied EV ($mm)	Revenue ($mm)	EBITDA ($mm)	Implied EV/ Revenue	Implied EV/ EBITDA	EBITDA Margin %
Change-of-Control M&A Transactions										
01/15/2014	Hangzhou Qingfeng Agro-chemical Co.,Ltd	Beijing Nutrichem International Co., Ltd.	China	65%	$53.3	NA	NA	NA	NA	NA
12/30/2013	Zhejiang Shenghua Biok Chemical Company Limited	Yuhe Reach Chemicals Co., Ltd.	China	51%	9.1	NA	NA	NA	NA	NA
12/27/2013	Yueyang City Xinsheng Fuhefei Co., Ltd, Compound Fertilisers Business	Changjiang Huafei (Hunan) Co., Ltd.	China	100%	22.5	NA	NA	NA	NA	NA
01/08/2013	Hanfeng Evergreen Inc.	Mr. Xinduo Yu (CEO of Hanfeng Evergreen)	China	NA	79.1	240.3	(20.0)	0.33x	NM	NM
01/08/2013	Liuzhou Liuhua Compound Fertilizer Co., Ltd.	Liuzhou Chemical Industry Co., Ltd.	China	99%	3.3	NA	NA	NA	NA	NA
11/26/2012	Yunnan Fengxi Chemical Co., Ltd.	Fuyuan County Dongyinyuan Coal Co., Ltd.	China	100%	1.3	NA	NA	NA	NA	NA
07/04/2012	Guizhou Tianfu Chemical Co., Ltd.	Guizhou Industrial Investment (Group) Co., Ltd.	China	NA	157.8	NA	NA	NA	NA	NA
06/26/2012	Hunan Datong Chemical Industry Co., Ltd.	China Jinshi Investment Holdings Ltd.	China	100%	10.8	NA	NA	NA	NA	NA
04/30/2012	Yixing Guohao Bio-Environmental Co., Ltd.	Shing Hing International Limited	China	NA	NA	NA	NA	NA	NA	NA
01/09/2012	Xundian Lomon Phosphorus Chemical Co., Ltd.	Sinochem Fertilizer Co., Ltd.	China	100%	212.5	NA	NA	NA	NA	NA
12/22/2011	Century Wanyeyuan Bio-engineering Co., Ltd.	Private Investor	China	65%	10.0	1.9	NA	5.30x	NA	NA
12/05/2011	Jiangxi Guixi Fertilizer Co., Ltd.	Anhui Liuguo Chemical Co., Ltd.	China	51%	14.5	NA	NA	NA	NA	NA
10/10/2011	Guangxi Hechi Chemical Co., Ltd.	Lingshan Huaxing Arts and Crafts Factory	China	100%	NA	NA	NA	NA	NA	NA
05/06/2011	Yueyang Hongrun Fertilizer Co., Ltd.	Guangzhou Yingsi Decoration Engineering Co., Ltd.	China	100%	0.9	NA	NA	NA	NA	NA
04/28/2011	Shandong Huayang Technology Co.,Ltd.	Shandong Huayang Science and Technology Co., Ltd.	China	100%	NA	83.3	6.8	NA	NA	8.2%
03/30/2011	Shandong Dacheng Pesticide Co., Ltd.	Shandong Hualian Mining Co., Ltd.	China	100%	NA	120.1	8.7	NA	NA	7.2%
			High			$240.3	$8.7	5.30x	NA	8.2%
			Low			$1.9	($20.0)	0.33x	NA	7.2%
			Mean			$111.4	($1.5)	2.81x	NA	7.7%
			Median			$101.7	$6.8	2.81x	NA	7.7%
Non-Change-of-Control M&A Transactions										
12/12/2013	Sichuan Tianhua Co., Ltd.	Sichuan Lutianhua Company Limited	China	NA	$250.1	NA	NA	NA	NA	NA
12/11/2013	China XLX Fertiliser Ltd.	NA	China	35%	752.8	641.9	89.6	1.17x	8.4x	14.0%
09/11/2013	Jiangsu Changlong Chemicals Co, Ltd.	Shenzhen Noposion Agrochemicals Co., Ltd.	China	20%	179.8	NA	NA	NA	NA	NA
09/09/2013	Hubei Sanonda Co. Ltd.1	Celsius Property B.V.	China	11%	598.1	462.7	93.5	1.29x	6.4x	20.2%
07/31/2013	Boyuan Group, Bodashidi Plant	LG International Corp.	China	29%	317.2	NA	NA	NA	NA	NA
05/31/2013	SDIC Xinjiang Luobupo Potash Co., Ltd.	Xinjiang Guannong Fruit & Antler Group Co., Ltd.	China	NA	NA	726.5	NA	NA	NA	NA
01/04/2013	Beihai Gofar Marine Biological Industry Co., Ltd.	Sealand Securities Co., Ltd.	China	5%	NA	87.1	(4.8)	NA	NA	NM
07/19/2012	Anhui Huaxing Chemical Industry Co., Ltd.	CEFC (Shanghai) Group Co., Limited	China	NA	NA	152.3	1.5	NA	NA	1.0%
07/16/2012	Shandong Huayang Technology Co.,Ltd.	Shanxi Gengyang Investment Co., Ltd.	China	12%	196.5	95.3	4.5	2.06x	43.5x	4.7%
06/05/2012	Yunnan Three Circles-Sinochem Fertilizers Co., Ltd.	Yunnan Yuntianhua Co., Ltd.	China	NA	166.9	NA	NA	NA	NA	NA
05/18/2012	Yidu Xingfa Chemical Co., Ltd.	Hubei Xingfa Chemicals Group Co., Ltd.	China	49%	86.6	NA	NA	NA	NA	NA
05/08/2012	Hebei Wanquan Hongyu Chemicals Co., Ltd.	Beijing Nutrichem International Co., Ltd.	China	49%	41.6	58.9	NA	0.71x	NA	NA
04/18/2012	Shandong Kingenta Ecological Engineering Co.,Ltd.	Youngor Investment Co., Ltd.	China	11%	1,170.9	1,304.4	108.0	0.90x	10.8x	8.3%
02/21/2012	Jiangsu Yangnong Chemical Group Co., Ltd.	Sinochem International Corporation	China	36%	730.1	NA	NA	NA	NA	NA
02/08/2012	HeBei Veyong Bio-chemical Co., Ltd.	Xinao Holding Investment Co., Ltd.	China	NA	NA	289.6	23.9	NA	NA	8.3%
11/27/2011	China XLX Fertiliser Ltd.	Primavera Capital Group	China	NA	NA	568.2	71.9	NA	NA	12.7%
11/09/2011	Shaanxi Xinghua Chemistry Co.,Ltd.	Shaanxi Yanchang Petroleum Chemical Construction	China	NA	NA	204.8	44.9	NA	NA	21.9%
09/09/2011	Luxi Chemical Group Co., Ltd.	CDH Investments	China	NA	NA	1,468.4	184.1	NA	NA	12.5%
05/09/2011	Dezhou Koyo Chemical Industry Co., Ltd.	International Finance Corporation	China	NA	NA	NA	NA	NA	NA	NA
03/21/2011	Yunnan Tianteng Chemical Company Ltd.	Yunnan Yuntianhua Co., Ltd.	China	11%	5.8	NA	NA	NA	NA	NA
02/08/2011	Shandong Huayang Technology Co., Ltd.	Zibo Hongda Mining Industry Co., Ltd.	China	20%	252.0	77.3	6.7	3.26x	37.7x	8.6%
			High			$1,468.4	$184.1	3.26x	43.5x	21.9%
			Low			$58.9	($4.8)	0.71x	6.4x	1.0%
			Mean			$472.1	$56.7	1.57x	21.4x	11.2%
			Median			$289.6	$44.9	1.23x	10.8x	10.6%
Overall										
			High			$1,468.4	$184.1	5.30x	43.5x	21.9%
			Low			$1.9	($20.0)	0.33x	6.4x	1.0%
			Mean			$387.2	$44.2	1.88x	21.4x	10.6%
			Median			$204.8	$16.3	1.23x	10.8x	8.5%

Source: Capital IQ

Notes:

1. CapitalIQ classified this transaction as a change-of-control M&A transaction in September 2013 when the deal was announced; on November 11, 2013, Celsius Property B.V. completed the acquisition of 10.61% stake in Hubei Sanonda Co. Ltd and CapitalIQ has corrected its data and reclassified this deal as a non-change-of-control M&A transaction

NA refers to not available

No transaction used in this analysis for comparative purposes is identical to the Transaction

Implied enterprise value of target company based on the announced transaction equity price and other public information available at the time of the announcement

Based on reported metric for the most recent LTM period prior to the announcement of the transaction

% acquired calculation based on common shares

Adjusted EBITDA was not used as there was limited or no working capital data available for the target companies

Selected International Agrochemical Transactions Analysis

(dollars and shares in millions, except per share values)

Announced	Target	Buyer	Target Country	% Acquired	Implied EV ($mm)	Revenue ($mm)	EBITDA ($mm)	Implied EV/ Revenue	Implied EV/ EBITDA	EBITDA Margin %
Change-of-Control M&A Transactions										
11/26/2013	OFD Holding Inc.	Yara International ASA	Colombia	100%	NA	$796.0	$35.0	NA	NA	4.4%
11/25/2013	Plant Health Care bv	NA	Netherlands	100%	NA	1.6	NA	NA	NA	NA
10/28/2013	CF Industries, Inc., Phosphate Business	The Mosaic Company	United States	100%	NA	NA	NA	NA	NA	NA
09/13/2013	Bayer CropScience Limited, Chemical Business in India	Deccan Fine Chemicals (India) Ltd.	India	100%	NA	NA	NA	NA	NA	NA
07/19/2013	Eisai Seikaken Co.,Ltd.	Lawson Inc.	Japan	70%	NA	14.7	NA	NA	NA	NA
06/25/2013	TJ Technologies, Inc.	Novozymes A/S	United States	100%	NA	15.0	NA	NA	NA	NA
02/06/2013	Rosier S.A.	Borealis AG	Belgium	57%	90.3	377.2	12.1	0.24x	7.5x	3.2%
12/19/2012	Pace International, LLC	Valent BioSciences Corporation	United States	75%	86.7	NA	NA	NA	NA	NA
12/18/2012	Vale S.A., Araucária Nitrogenados Fertilizer Plant	Petróleo Brasileiro S.A. - Petrobras	Brazil	100%	234.0	NA	NA	NA	NA	NA
12/07/2012	Bunge Limited, Fertilizer Business in Brazil	Yara International ASA	Brazil	100%	750.0	NA	NA	NA	NA	NA
12/04/2012	Sree Ramcides Chemicals Pvt. Ltd.	SDS Biotech K.K.	India	65%	26.4	19.3	0.4	1.37x	60.2x	2.3%
08/16/2012	Agritech Limited	Faysal Bank; Askari Bank; Soneri Bank	Pakistan	80%	401.4	60.3	16.4	6.66x	24.5x	27.1%
07/23/2012	Avima (Pty) Ltd.	Efekto Care (Pty) Ltd	South Africa	100%	9.5	14.2	NA	0.67x	NA	NA
06/26/2012	Landec Ag, LLC.	Incotec Holding North America, Inc.	United States	100%	0.6	4.2	NA	0.14x	NA	NA
06/18/2012	Zaklady Azotowe Pulawy Spolka Akcyjna	Synthos S.A	Poland	NA	465.5	1,121.4	228.6	0.42x	2.0x	20.4%
05/08/2012	K+S Nitrogen GmbH (nka:Eurochem Agro GmbH)	OJSC Mineral and Chemical Company	Germany	100%	181.9	1,503.0	NA	0.12x	NA	NA
12/13/2011	SIBUR-Mineral Fertilizers JSC	CJSC Holding Company Siberian Business Union	Russia	100%	1,000.0	978.0	222.0	1.02x	4.5x	22.7%
07/26/2011	DVA Agro Brasil C.I.E.I.A. Ltda.	United Phosphorus Limited (nka:UPL Limited)	Brazil	51%	362.7	130.0	NA	2.79x	NA	NA
07/21/2011	S.C. Alcedo S.R.L.	Sumitomo Corporation	Romania	90%	84.7	67.8	NA	1.25x	NA	NA
06/20/2011	Carrs Fertilisers Limited	Origin Enterprises Plc	United Kingdom	100%	30.8	96.1	NA	0.32x	NA	NA
06/20/2011	COMPO GmbH & Co. KG	Triton	Germany	100%	293.6	576.2	NA	0.51x	NA	NA
05/26/2011	International Mineral Technologies, LLC	Agrium Advanced Technologies, Inc.	United States	100%	44.0	60.0	NA	0.73x	NA	NA
05/10/2011	SDS Biotech K.K.	Idemitsu Kosan Co. Ltd.	Japan	70%	166.0	142.6	21.6	1.16x	7.7x	15.1%
03/02/2011	Agrium Italia S.p.A.	Agrium Europe S.A.	Spain	100%	27.0	200.0	NA	0.14x	NA	NA
04/11/2011	Antonio Fuertes Mendez S.A.U.	ICL Fertilizers Ltd.	Spain	100%	289.1	163.3	NA	1.77x	NA	NA
03/17/2011	Cleancrop UK Limited	Silos (UK) Limited	United Kingdom	100%	65.3	113.1	NA	0.58x	NA	NA
03/10/2011	Rigby Taylor Ltd	Origin Enterprises Plc	United Kingdom	100%	16.4	36.4	NA	0.45x	NA	NA
High						$1,503.0	$228.6	6.66x	60.2x	27.1%
Low						$1.6	$0.4	0.12x	2.0x	2.3%
Mean						$295.0	$76.6	1.13x	17.7x	13.6%
Median						$104.6	$21.6	0.62x	7.6x	15.1%
Non-Change-of-Control M&A Transactions										
01/24/2014	Sabero Organics Gujarat Limited	Coromandel International Limited	India	25%	$133.9	$109.0	$11.2	1.23x	11.9x	10.3%
12/06/2013	FERTIMA	Charaf Corporation	Morocco	11%	65.2	63.8	NA	1.02x	NA	NA
10/02/2013	Aminoagro	Aqua Capital Partners; Aqua Capital Partners Fund	Brazil	80%	34.0	NA	NA	NA	NA	NA
09/28/2013	Liberty Phosphate Ltd.	Coromandel International Limited	India	20%	60.9	66.0	8.3	0.92x	7.3x	12.6%
08/26/2013	NongHyup Chemical Co., Ltd.	NongHyup Agribusiness Group Inc.	South Korea	10%	42.5	NA	NA	NA	NA	NA
04/16/2013	Plant Health Care plc	Quorum plc	United Kingdom	1%	60.4	8.4	(5.6)	7.17x	NM	NM
01/24/2013	Liberty Phosphate Ltd.	Coromandel International Limited	India	49%	66.9	90.6	17.4	0.74x	3.8x	19.2%
01/22/2013	Browns Investments PLC	Brown & Company PLC	United States	9%	83.9	21.2	0.4	3.96x	NM	NM
09/13/2012	MBAC Fertilizer Corp	B&A Mineração S.A.	Canada	12%	370.2	5.7	(17.7)	NM	NM	NM
05/23/2012	Azomures	Pelican Fertilizers GmbH	Romania	24%	329.0	486.1	NA	0.68x	NA	NA
03/27/2012	Olaines Kudra	Florabalt SIA Ltd.	Latvia	5%	6.4	1.7	(0.2)	3.75x	NM	NM
11/25/2011	OJSC PhosAgro	Menoza Trading Limited	Russia	0%	6,340.5	2,843.6	957.8	2.23x	6.6x	33.7%
06/30/2011	Stähler International GmbH & Co. KG	Cheminova A/S	Germany	25%	50.6	145.1	NA	0.35x	NA	NA
06/22/2011	Vale Fertilizantes SA	Mineracao Naque S.A.	Brazil	20%	8,822.0	1,931.0	414.0	4.57x	21.3x	21.4%
05/30/2011	Sabero Organics Gujarat Limited	Coromandel International Limited	India	42%	139.2	91.5	9.4	1.52x	14.8x	10.3%
05/10/2011	Nufarm Limited	Sumitomo Chemical Co. Ltd.	Australia	2%	1,994.3	2,302.2	198.6	0.87x	10.0x	8.6%
02/14/2011	Fumakilla Ltd.	S.T. Corporation	Japan	11%	193.3	274.7	2.9	0.70x	66.5x	1.1%
High						$2,843.6	$957.8	7.17x	66.5x	33.7%
Low						$1.7	($17.7)	0.35x	3.8x	1.1%
Mean						$562.7	$133.0	2.12x	17.8x	14.6%
Median						$91.5	$8.9	1.13x	11.0x	11.5%
Overall										
High						$2,843.6	$957.8	7.17x	66.5x	33.7%
Low						$1.6	($17.7)	0.12x	2.0x	1.1%
Mean						$403.5	$112.2	1.56x	17.8x	14.2%
Median						$96.1	$12.1	0.89x	8.9x	12.6%

Source: Capital IQ
Notes: NA refers to not available
No transaction used in this analysis for comparative purposes is identical to the Transaction
Implied enterprise value of target company based on the announced transaction equity price and other public information available at the time of the announcement
Based on reported metric for the most recent LTM period prior to the announcement of the transaction
% acquired calculation based on common shares
Adjusted EBITDA was not used as there was limited or no working capital data available for the target companies

Discounted Cash Flow Analysis[1]

(dollars in millions, except per share values)

	Projected FYE December 31,				
	2014E[2]	2015E	2016E	2017E	2018E
Revenue	$618.0	$973.5	$1,101.7	$1,235.4	$1,372.3
Revenue Growth %	*27.2%*	*15.7%*	*13.2%*	*12.1%*	*11.1%*
Cost of Goods Sold	(274.6)	(445.7)	(520.1)	(601.0)	(687.3)
Selling, General & Administrative	(148.6)	(237.3)	(275.7)	(313.6)	(356.8)
R&D Expenses	(18.5)	(29.2)	(33.1)	(37.1)	(41.2)
Depreciation and Amortization[3]	9.0	12.3	12.3	12.3	12.3
EBITDA	**$185.3**	**$273.6**	**$285.1**	**$296.0**	**$299.4**
EBITDA Margin %	*30.0%*	*28.1%*	*25.9%*	*24.0%*	*21.8%*
Depreciation and Amortization[3]	(6.6)	(12.3)	(12.3)	(12.3)	(12.3)
EBIT	**$178.7**	**$261.3**	**$272.8**	**$283.8**	**$287.1**
Taxes[4]	(32.2)	(47.0)	(49.1)	(51.1)	(51.7)
Unlevered Earnings	**$146.5**	**$214.3**	**$223.7**	**$232.7**	**$235.4**
Depreciation and Amortization[3]	9.0	12.3	12.3	12.3	12.3
Capital Expenditures[5]	(1.7)	(6.3)	(9.5)	(10.2)	(10.3)
Change in Debt Free Net Working Capital[6]	(137.3)	(157.9)	(45.2)	(191.7)	(195.4)
Unlevered Free Cash Flows	**$16.5**	**$62.3**	**$181.3**	**$43.0**	**$42.0**

2018 Adjusted EBITDA	
2018E EBITDA	$299.4
Change in Net Working Capital[7]	(233.4)
2018E Adjusted EBITDA	**$66.0**

	PV of Terminal Value as a % of Enterprise Value		
Discount Rate	8.0x	9.5x	11.0x
13.0%	53.2%	57.4%	61.0%
13.5%	52.9%	57.2%	60.7%
14.0%	52.6%	56.9%	60.4%
14.5%	52.4%	56.6%	60.2%
15.0%	52.1%	56.4%	59.9%

Discount Rate	Present Value of Cash Flows 2014 - 2018	+	PV of Terminal Value as a Multiple of 2018 Adjusted EBITDA			=	Implied Enterprise Value			-	Net Debt[8] and Other	=	Implied Total Equity Value			=	Implied Equity Value Per Share[9]		
			8.0x	9.5x	11.0x		8.0x	9.5x	11.0x				8.0x	9.5x	11.0x		8.0x	9.5x	11.0x
13.0%	$272.6		$309.5	$367.6	$425.6		$582.1	$640.2	$698.2		$231.8		$350.3	$408.3	$466.4		$6.91	$8.06	$9.20
13.5%	$270.3		$303.6	$360.6	$417.5		$574.0	$630.9	$687.8		$231.8		$342.1	$399.1	$456.0		$6.75	$7.87	$9.00
14.0%	$268.1	+	$297.9	$353.7	$409.6	=	$566.0	$621.8	$677.7	-	$231.8	=	$334.1	$390.0	$445.8	=	$6.59	$7.69	$8.80
14.5%	$265.9		$292.2	$347.0	$401.8		$558.1	$612.9	$667.7		$231.8		$326.3	$381.1	$435.9		$6.44	$7.52	$8.60
15.0%	$263.7		$286.7	$340.5	$394.2		$550.4	$604.2	$658.0		$231.8		$318.6	$372.4	$426.1		$6.29	$7.35	$8.41

Source: Based on projections provided by Company management

Notes:

1. *Present values as of 4/7/2014 using mid-year convention*
2. *Represents a 8.8 month stub period with valuation date as of 4/7/2014*
3. *Excludes depreciation and amortization allocated for the imminent construction of a new manufacturing facility*
4. *Tax rate per Company management estimate*
5. *Cash balance excludes US$131.1 million for imminent building of new manufacturing facility per Yongye Management estimates, so facilities construction costs are all excluded from capital expenditure*
6. *Debt free net working capital = (Account Receivable, net + Prepaid Expense + Inventory) – (Account Payable + Accrued Expense)*
7. *Net working capital = current assets – current liabilities, per Yongye Management estimates*
8. *Includes net debt and minority interest as of 12/31/2014; cash balance excludes US$131.1 for imminent building of new manufacturing facility per Yongye Management estimates; preferred stock redemption value of US$59.5 million includes estimated accrued preferred dividends, per Company management*
9. *Based on 50.7 million shares outstanding per 10-K filing dated 3/17/2014 for the year ended 12/31/2013*
10. *Implied from corresponding discount rate and 2018E Adjusted EBITDA multiple*



Appendices



Appendices

Additional Financial Data

Company Revenue Recognition Policy

- The Company recognizes revenue from customers using two different methodologies:
  - *"Shipment" Distributors*
    - Revenue is recognized at the time of product shipment
    - Approximately 78% of revenue in 2013
  - *"Cash" Distributors*
    - The Company does not recognize revenues upon shipment of the finished goods to certain distributors for which collectability is not reasonably assured at the time of shipment
    - Revenues from sale of products to these distributors are not recognized until the Company receives full payment
    - Approximately 22% of revenue in 2013

Historical "Cash" and "Shipment" Revenue as % of Total Revenue

	Fiscal Year Ended December 31				
	2009A	2010A	2011A	2012A	2013A
"Cash" Distributors	0.0%	0.0%	0.0%	8.0%	21.8%
"Shipment" Distributors	100.0%	100.0%	100.0%	92.0%	78.2%
Total Revenue	100.0%	100.0%	100.0%	100.0%	100.0%

Source: Company Filings

Account Receivable Analysis

Company Accounts Receivable Days[1]



1,400.0
1,200.0
1,000.0
800.0
600.0
400.0
200.0
0.0
(US$ in millions)
300
250
200
150
100
50
0
(Account Receivable Days)
$48.1
$98.1
$214.1
$390.4
$443.0
$661.9
$841.7
$973.5
$1,101.7
$1,235.4
$1,372.3
23
23
45
158
249
184
197
193
215
216
235
2008A
2009A
2010A
2011A
2012A
2013A
2014P
2015P
2016P
2017P
2018P
Revenue
Account Receivable Days

Source: Company filings, Capital IQ, projections provided by Company management
1. Accounts Receivable Days calculated as (Period End GAAP gross accounts receivable / revenues) * 365 days

Cash Balance Analysis

- The Company's business is highly seasonal; sales during the second and third quarters have historically represented 70-80% of total annual sales
- There is typically a long lag between revenue accrual and cash collections
  - The Company's receivable days were 158 in FY 2011, 249 in FY 2012, and 184 in FY 2013

Cash Balance 2009 Q2 – 2013 Q4


Cash Balance (US$ in millions)
$300
$250
$200
$150
$100
$50
$0
5
4
66
51
38
25
42
45
75
80
81
142
82
18
45
184
255
101
124
Q2 09
Q3 09
Q4 09
Q1 10
Q2 10
Q3 10
Q4 10
Q1 11
Q2 11
Q3 11
Q4 11
Q1 12
Q2 12
Q3 12
Q4 12
Q1 13
Q2 13
Q3 13
Q4 13

Cash Balance versus Revenues


Cash Balance versus Revenues (US$ in millions)
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$0.0
2009
AR Days: 20+
2010
AR Days: 40+
2011
AR Days: 150+
2012
AR Days: 240+
2013
AR Days: 180+
Q2 09
Q3 09
Q4 09
Q1 10
Q2 10
Q3 10
Q4 10
Q1 11
Q2 11
Q3 11
Q4 11
Q1 12
Q2 12
Q3 12
Q4 12
Q1 13
Q2 13
Q3 13
Q4 13
Cash
Revenue

Source: Company filings, projections provided by Company management
*Note: Accounts Receivable Days calculated as (Period End GAAP gross accounts receivable / revenues) * 365 days*

Benchmarking Analysis

Size (LTM Revenue, millions)	
Sinofert Holdings Ltd.	$5,589.3
Nanjing Redsun Co. Ltd.	$1,166.0
Anhui Liuguo Chemical Co., Ltd.	$915.8
Stanley Fertilizer Co., Ltd.	$860.5
Yongye International	**$661.9**
Chongqing JianFeng Chemical Co., Ltd	$553.3
Liuzhou Chemical Industry Co., Ltd.	$397.5
Anhui Sierte Fertilizer Industry Co., Ltd.	$358.0
Migao Corporation	$309.2
China Green Agriculture, Inc.	$226.6
Ko Yo Chemical Group Limited	$215.6
Guangxi Hechi Chemical Co., Ltd.	$125.5

Size[2] (EV as of 04/07/2014, millions)	
Nanjing Redsun Co. Ltd.	$1,578.6
Sinofert Holdings Ltd.	$1,236.1
Anhui Liuguo Chemical Co., Ltd.	$930.7
Stanley Fertilizer Co., Ltd.	$887.4
Chongqing JianFeng Chemical Co., Ltd	$862.5
Liuzhou Chemical Industry Co., Ltd.	$605.9
Yongye International	**$578.0**
Anhui Sierte Fertilizer Industry Co., Ltd.	$510.2
Ko Yo Chemical Group Limited	$383.3
Guangxi Hechi Chemical Co., Ltd.	$232.1
Migao Corporation	$193.7
China Green Agriculture, Inc.	$100.3

Historical Growth (2-Fiscal Year Revenue)	
Anhui Liuguo Chemical Co., Ltd.	47.5%
Nanjing Redsun Co. Ltd.	37.3%
Yongye International	**30.2%**
Guangxi Hechi Chemical Co., Ltd.	23.8%
Liuzhou Chemical Industry Co., Ltd.	16.2%
Chongqing JianFeng Chemical Co., Ltd	15.2%
Anhui Sierte Fertilizer Industry Co., Ltd.	13.7%
China Green Agriculture, Inc.	9.9%
Stanley Fertilizer Co., Ltd.	8.2%
Sinofert Holdings Ltd.	-2.7%
Migao Corporation	-2.8%
Ko Yo Chemical Group Limited	-3.1%

Historical Growth (1-Fiscal Year Revenue)	
Anhui Liuguo Chemical Co., Ltd.	77.3%
Yongye International	**49.4%**
Nanjing Redsun Co. Ltd.	23.9%
Guangxi Hechi Chemical Co., Ltd.	20.3%
Anhui Sierte Fertilizer Industry Co., Ltd.	19.9%
Stanley Fertilizer Co., Ltd.	5.7%
Chongqing JianFeng Chemical Co., Ltd	3.4%
Liuzhou Chemical Industry Co., Ltd.	3.2%
China Green Agriculture, Inc.	-0.3%
Ko Yo Chemical Group Limited	-0.6%
Sinofert Holdings Ltd.	-15.7%
Migao Corporation	-25.6%

Historical Growth (2-Fiscal Year EBITDA)	
Nanjing Redsun Co. Ltd.	107.9%
Yongye International	**42.7%**
Guangxi Hechi Chemical Co., Ltd.	37.0%
Stanley Fertilizer Co., Ltd.	26.7%
China Green Agriculture, Inc.	20.8%
Anhui Liuguo Chemical Co., Ltd.	13.8%
Liuzhou Chemical Industry Co., Ltd.	6.6%
Anhui Sierte Fertilizer Industry Co., Ltd.	-2.7%
Chongqing JianFeng Chemical Co., Ltd	-12.6%
Ko Yo Chemical Group Limited	-39.8%
Sinofert Holdings Ltd.	-58.1%
Migao Corporation	NMF

Historical Growth (1-Fiscal Year EBITDA)	
Nanjing Redsun Co. Ltd.	104.7%
Yongye International	**69.8%**
Stanley Fertilizer Co., Ltd.	44.7%
China Green Agriculture, Inc.	14.3%
Liuzhou Chemical Industry Co., Ltd.	-9.8%
Guangxi Hechi Chemical Co., Ltd.	-13.6%
Anhui Sierte Fertilizer Industry Co., Ltd.	-16.2%
Anhui Liuguo Chemical Co., Ltd.	-23.3%
Chongqing JianFeng Chemical Co., Ltd	-36.4%
Ko Yo Chemical Group Limited	-68.3%
Sinofert Holdings Ltd.	-84.2%
Migao Corporation	NMF

Historical Growth (1-Fiscal Year Adjusted EBITDA[3])	
Yongye International	**183.7%**
Nanjing Redsun Co. Ltd.	173.4%
Ko Yo Chemical Group Limited	118.5%
China Green Agriculture, Inc.	24.3%
Sinofert Holdings Ltd.	16.7%
Anhui Liuguo Chemical Co., Ltd.	-12.0%
Stanley Fertilizer Co., Ltd.	-13.0%
Anhui Sierte Fertilizer Industry Co., Ltd.	-43.6%
Liuzhou Chemical Industry Co., Ltd.	-65.7%
Guangxi Hechi Chemical Co., Ltd.	-74.5%
Chongqing JianFeng Chemical Co., Ltd	NMF
Migao Corporation	NMF

Projected Growth (1-Fiscal Year Revenue)	
Ko Yo Chemical Group Limited	139.8%
Stanley Fertilizer Co., Ltd.	27.9%
Yongye International	**27.2%**
Chongqing JianFeng Chemical Co., Ltd	21.0%
Anhui Liuguo Chemical Co., Ltd.	15.9%
Nanjing Redsun Co. Ltd.	8.2%
Liuzhou Chemical Industry Co., Ltd.	8.0%
Sinofert Holdings Ltd.	4.2%
Anhui Sierte Fertilizer Industry Co., Ltd.	0.0%
Migao Corporation	-43.9%
Guangxi Hechi Chemical Co., Ltd.	NA
China Green Agriculture, Inc.	NA

Notes:
1. No company used for comparative purposes is identical to the Company
2. Based on public trading prices of common stock as of 4/7/2014
3. Adjusted EBITDA = EBITDA – change in net working capital. Net working capital = current assets – current liabilities
Converted to US$ using relevant rates as of 4/7/2014
LTM refers to the most recently completed twelve month period for which financial information has been made public
NA refers to not available
NMF refers to not meaningful figure

Benchmarking Analysis (cont.)

Projected Growth (1-Fiscal Year EBITDA)	
Ko Yo Chemical Group Limited	455.8%
Sinofert Holdings Ltd.	276.3%
Anhui Sierte Fertilizer Industry Co., Ltd.	40.5%
Chongqing JianFeng Chemical Co., Ltd	40.1%
Anhui Liuguo Chemical Co., Ltd.	38.1%
Stanley Fertilizer Co., Ltd.	25.6%
Nanjing Redsun Co. Ltd.	19.2%
Yongye International	**8.5%**
Liuzhou Chemical Industry Co., Ltd.	-9.4%
Migao Corporation	NMF
China Green Agriculture, Inc.	NA
Guangxi Hechi Chemical Co., Ltd.	NA

Projected Growth (1-Fiscal Year Adjusted EBITDA[2])	
Liuzhou Chemical Industry Co., Ltd.	72.3%
Nanjing Redsun Co. Ltd.	50.4%
Stanley Fertilizer Co., Ltd.	33.5%
Chongqing JianFeng Chemical Co., Ltd	-12.8%
Anhui Liuguo Chemical Co., Ltd.	-25.9%
Yongye International	**-27.3%**
Sinofert Holdings Ltd.	-77.1%
Anhui Sierte Fertilizer Industry Co., Ltd.	-79.7%
Migao Corporation	NA
China Green Agriculture, Inc.	NA
Guangxi Hechi Chemical Co., Ltd.	NA
Ko Yo Chemical Group Limited	NA

Profitability (LTM EBITDA to LTM Revenue)	
Yongye International	**35.1%**
China Green Agriculture, Inc.	34.3%
Liuzhou Chemical Industry Co., Ltd.	12.9%
Nanjing Redsun Co. Ltd.	11.0%
Stanley Fertilizer Co., Ltd.	10.1%
Anhui Sierte Fertilizer Industry Co., Ltd.	9.1%
Chongqing JianFeng Chemical Co., Ltd	7.1%
Ko Yo Chemical Group Limited	7.1%
Anhui Liuguo Chemical Co., Ltd.	3.4%
Sinofert Holdings Ltd.	0.8%
Guangxi Hechi Chemical Co., Ltd.	-0.3%
Migao Corporation	-3.3%

Profitability (LTM Adjusted EBITDA[2] to LTM Revenue)	
Ko Yo Chemical Group Limited	48.5%
China Green Agriculture, Inc.	34.3%
Chongqing JianFeng Chemical Co., Ltd	33.2%
Nanjing Redsun Co. Ltd.	21.1%
Liuzhou Chemical Industry Co., Ltd.	20.1%
Anhui Liuguo Chemical Co., Ltd.	17.0%
Anhui Sierte Fertilizer Industry Co., Ltd.	16.1%
Guangxi Hechi Chemical Co., Ltd.	13.4%
Yongye International	**10.3%**
Stanley Fertilizer Co., Ltd.	6.9%
Migao Corporation	5.7%
Sinofert Holdings Ltd.	3.8%

Relative Depreciation (LTM Depreciation to LTM EBITDA)	
Sinofert Holdings Ltd.	119.7%
Chongqing JianFeng Chemical Co., Ltd	90.3%
Ko Yo Chemical Group Limited	80.7%
Liuzhou Chemical Industry Co., Ltd.	72.2%
Anhui Liuguo Chemical Co., Ltd.	60.9%
Anhui Sierte Fertilizer Industry Co., Ltd.	34.6%
China Green Agriculture, Inc.	31.5%
Nanjing Redsun Co. Ltd.	29.8%
Stanley Fertilizer Co., Ltd.	9.1%
Yongye International	**7.6%**
Guangxi Hechi Chemical Co., Ltd.	NMF
Migao Corporation	NMF

Internal Investment (LTM Capex to LTM Revenue)	
Ko Yo Chemical Group Limited	43.2%
Chongqing JianFeng Chemical Co., Ltd	40.0%
Anhui Sierte Fertilizer Industry Co., Ltd.	11.7%
China Green Agriculture, Inc.	11.0%
Stanley Fertilizer Co., Ltd.	10.7%
Guangxi Hechi Chemical Co., Ltd.	7.0%
Anhui Liuguo Chemical Co., Ltd.	6.4%
Liuzhou Chemical Industry Co., Ltd.	6.3%
Nanjing Redsun Co. Ltd.	4.0%
Migao Corporation	2.9%
Yongye International	**0.2%**
Sinofert Holdings Ltd.	0.0%

Liquidity (Current Ratio)	
Yongye International	**4.2**
China Green Agriculture, Inc.	3.6
Stanley Fertilizer Co., Ltd.	2.0
Anhui Sierte Fertilizer Industry Co., Ltd.	1.5
Migao Corporation	1.5
Chongqing JianFeng Chemical Co., Ltd	1.4
Sinofert Holdings Ltd.	1.2
Anhui Liuguo Chemical Co., Ltd.	0.8
Nanjing Redsun Co. Ltd.	0.8
Liuzhou Chemical Industry Co., Ltd.	0.7
Ko Yo Chemical Group Limited	0.7
Guangxi Hechi Chemical Co., Ltd.	0.6

Leverage[3] (Debt to EV as of 04/07/2014)	
Ko Yo Chemical Group Limited	161.4%
Migao Corporation	125.8%
Chongqing JianFeng Chemical Co., Ltd	61.5%
Liuzhou Chemical Industry Co., Ltd.	59.8%
Sinofert Holdings Ltd.	50.9%
Anhui Liuguo Chemical Co., Ltd.	42.9%
Guangxi Hechi Chemical Co., Ltd.	34.3%
Nanjing Redsun Co. Ltd.	30.2%
Yongye International	**23.2%**
China Green Agriculture, Inc.	21.2%
Anhui Sierte Fertilizer Industry Co., Ltd.	20.4%
Stanley Fertilizer Co., Ltd.	3.6%

Notes:
1. No company used for comparative purposes is identical to the Company
2.Adjusted EBITDA = EBITDA – change in net working capital. Net working capital = current assets – current liabilities
3.Based on public trading prices of common stock as of 4/7/2014
LTM refers to the most recently completed twelve month period for which financial information has been made public
NA refers to not available
NMF refers to not meaningful figure

Benchmarking Analysis (cont.)

Average Account Receivable Turnover Days (LTM Period)	
Yongye International	178.0
China Green Agriculture, Inc.	111.2
Migao Corporation	59.0
Liuzhou Chemical Industry Co., Ltd.	38.3
Guangxi Hechi Chemical Co., Ltd.	28.6
Anhui Liuguo Chemical Co., Ltd.	17.6
Nanjing Redsun Co. Ltd.	17.3
Sinofert Holdings Ltd.	12.7
Anhui Sierte Fertilizer Industry Co., Ltd.	5.5
Ko Yo Chemical Group Limited	1.5
Chongqing JianFeng Chemical Co., Ltd	0.3
Stanley Fertilizer Co., Ltd.	0.0

Average Inventory Turnover Days (LTM Period)	
Yongye International	263.0
Migao Corporation	170.9
China Green Agriculture, Inc.	161.5
Guangxi Hechi Chemical Co., Ltd.	119.9
Liuzhou Chemical Industry Co., Ltd.	100.4
Nanjing Redsun Co. Ltd.	95.1
Anhui Liuguo Chemical Co., Ltd.	91.7
Anhui Sierte Fertilizer Industry Co., Ltd.	76.2
Stanley Fertilizer Co., Ltd.	71.3
Sinofert Holdings Ltd.	53.3
Chongqing JianFeng Chemical Co., Ltd	34.5
Ko Yo Chemical Group Limited	15.5

Average Account Payable Turnover Days (LTM Period)	
Guangxi Hechi Chemical Co., Ltd.	239.7
Nanjing Redsun Co. Ltd.	111.3
Anhui Liuguo Chemical Co., Ltd.	80.5
Stanley Fertilizer Co., Ltd.	72.8
Liuzhou Chemical Industry Co., Ltd.	36.9
Chongqing JianFeng Chemical Co., Ltd	36.8
Sinofert Holdings Ltd.	34.8
Anhui Sierte Fertilizer Industry Co., Ltd.	24.5
Migao Corporation	23.5
Ko Yo Chemical Group Limited	9.8
Yongye International	9.6
China Green Agriculture, Inc.	9.4

Average Cash Conversion Cycle[2] (LTM Period)	
Yongye International	431.4
China Green Agriculture, Inc.	263.4
Migao Corporation	206.3
Liuzhou Chemical Industry Co., Ltd.	101.9
Anhui Sierte Fertilizer Industry Co., Ltd.	57.2
Sinofert Holdings Ltd.	31.2
Anhui Liuguo Chemical Co., Ltd.	28.8
Ko Yo Chemical Group Limited	7.2
Nanjing Redsun Co. Ltd.	2.1
Stanley Fertilizer Co., Ltd.	(1.4)
Chongqing JianFeng Chemical Co., Ltd	(2.1)
Guangxi Hechi Chemical Co., Ltd.	(91.2)

Average Debt Free Net Working Capital[3] to Revenue % (LTM Period)	
Migao Corporation	94.5%
Yongye International	75.1%
China Green Agriculture, Inc.	53.2%
Ko Yo Chemical Group Limited	46.8%
Anhui Sierte Fertilizer Industry Co., Ltd.	40.8%
Liuzhou Chemical Industry Co., Ltd.	30.8%
Chongqing JianFeng Chemical Co., Ltd	14.0%
Nanjing Redsun Co. Ltd.	13.3%
Anhui Liuguo Chemical Co., Ltd.	8.6%
Sinofert Holdings Ltd.	7.4%
Stanley Fertilizer Co., Ltd.	-2.6%
Guangxi Hechi Chemical Co., Ltd.	-53.3%

Notes:
1. No company used for comparative purposes is identical to the Company
2. Average cash conversion cycle = average account receivable turnover days + average inventory turnover days – average account payable turnover days
3. Based on the most recent filings as of December 31, 2013
LTM refers to the most recently completed twelve month period for which financial information has been made public
NA refers to not available
NMF refers to not meaningful figure



Appendices

2013 Actual Performance vs. 2013 June Projections

FY2013 June Projections vs. Actual Performance Comparison

June 2013 Projections vs 2013 Reported Financials	June 2013 Projections[1]	Reported[2]	Differences[3]
Revenue	$582.8	$661.9	$79.1
% Growth			
Cost of Goods Solds	242.4	257.0	14.5
Gross Profit	340.4	404.9	64.6
% Margin	*58.4%*	*61.2%*	*2.8%*
EBITDA	$153.3	$232.6	$79.2
% Margin	*26.3%*	*35.1%*	*8.8%*
D&A	13.5	17.8	4.3
EBIT	$139.9	$214.8	$74.9
% Margin	*24.0%*	*32.4%*	*8.5%*
Net Income attributable to Yongye	$103.9	$170.8	$66.9
% Margin	*17.8%*	*25.8%*	*8.0%*
Tax Expense	25.2	33.6	8.4
Unlevered Earnings	$114.7	$181.2	$66.5
Depreciation and Amortization	13.5	17.8	4.3
Capex	(49.6)	(1.2)	48.4
Change in Debt Free Net Working Capital	(78.7)	(219.8)	(141.1)
Unlevered Free Cash Flow	($0.1)	($22.0)	($21.9)
EBITDA	$153.3	$232.6	$79.2
Change in Net Working Capital	(95.8)	(164.3)	(68.5)
Adjusted EBITDA	$57.6	$68.2	$10.7

Source: Management projections and public filing

Notes:

1. *Per Company's management June 2013 projections provided*
2. *Per Company's 10K filed on March 17, 2014 for the year ended December 31, 2013*
3. *Calculated as reported number less projected number*

Bridge Between June 2013 Projections and 2013 Actual Financials

Revenue (dollars in millions)


$680.0
$620.0
$560.0
$500.0
$582.8
Additional revenue from "cash" distributors not expected to pay the Company in 2013
$70.9
$8.2
Revenue increase from "shipment" distributors
$661.9
2013 Projected
2013 Actual

EBITDA (dollars in millions)


$300.0
$200.0
$100.0
$0.0
$153.3
$46.2
Gross profit increase from additional revenue collection
$18.4
COGS savings due to lower than projected lignite coal costs
$24.5
Bad debt allowance not incurred
($9.8)
Increased operating expenses in line with revenue expansion
$232.6
2013 Projected
2013 Actual

Capital Expenditure (dollars in millions)


$50.0
$25.0
$0.0
$49.6
($48.4)
New manufacturing facility construction delayed; capex pushed into 2014
$1.2
2013 Projected
2013 Actual

Source: Company management
Totals may not sum due to rounding

Bridge Between June 2013 Projections and 2013 Actual Financials (cont.)

Debt Free Net Working Capital[1] (dollars in millions)



$650.0
$600.0
$550.0
$500.0
$450.0
$400.0
$471.2
$85.3
$33.1
$8.2
$24.5
$3.2
($12.8)
$612.3
Inventory buildup for launch of new product (WJG) in Q1 2014 and to offset manufacturing capacity limitations due to new facility construction delay
Additional advance payments to suppliers to support inventory buildup
Increased sales from "shipment" distributors
Bad debt allowance not incurred
Additional payments made to suppliers
Delayed payments of selling expenses
2013 Projected
Inventory
Deposit to Suppliers
Accounts Receivable
Accounts Receivable
Accounts Payable
Accrued Expense
2013 Actual

Source: Company management
Note: 1. Debt free net working capital = (Account Receivable, net + Prepaid Expense + Inventory) – (Account Payable + Accrued Expense)
Totals my not sum due to rounding



Appendices

Comparison of June 2013 Projections to March 2014 Projections

Projections Comparison

- The following table compares the June 2013 Projections and March 2014 Projections provided by Company management

(dollars in millions)

	June 2013 Projections					
	2013E	2014E	2015E	2016E	2017E	Cumulative
Revenue	$582.8	$730.8	$882.1	$1,057.0	$1,277.7	$4,530.4
% Growth		25.4%	20.7%	19.8%	20.9%	
Cost of Goods Sold	242.4	310.6	381.1	464.0	568.6	1,966.7
Gross Profit	$340.4	$420.2	$501.0	$593.0	$709.1	$2,563.7
% Margin	58.4%	57.5%	56.8%	56.1%	55.5%	56.6%
EBITDA	$153.3	$186.3	$207.9	$224.0	$242.9	$1,014.4
% Margin	26.3%	25.5%	23.6%	21.2%	19.0%	22.4%
Depreciation and Amortization	13.5	16.6	19.1	19.4	19.4	88.0
EBIT	$139.9	$169.7	$188.7	$204.6	$223.5	$926.4
% Margin	24.0%	23.2%	21.4%	19.4%	17.5%	20.4%
Net Income attributable to Yongye	$103.9	$125.6	$140.2	$153.9	$169.2	$692.7
% Margin	17.8%	17.2%	15.9%	14.6%	13.2%	15.3%
Tax Expense	25.2	32.2	35.9	38.9	42.5	
Unlevered Earnings	$114.7	$137.5	$152.9	$165.7	$181.1	$751.8
Depreciation and Amortization	13.5	16.6	19.1	19.4	19.4	88.0
Capital Expenditures	(49.6)	(40.2)	(13.3)	(4.6)	(5.1)	(112.8)
Change in Debt Free Net Working Capital	(78.7)	(116.1)	(93.3)	(103.6)	(117.2)	(508.8)
Unlevered Free Cash Flow	($0.1)	($2.3)	$65.5	$76.9	$78.2	$218.2
EBITDA	$153.3	$186.3	$207.9	$224.0	$242.9	$1,014.4
Change in Net Working Capital	(95.8)	(139.5)	(155.4)	(168.7)	(183.5)	(742.9)
Adjusted EBITDA	$57.6	$46.7	$52.5	$55.3	$59.5	$271.5

	March 2014 Projections					
	2013A	2014E	2015E	2016E	2017E	Cumulative
Revenue	$661.9	$841.7	$973.5	$1,101.7	$1,235.4	$4,814.1
% Growth		27.2%	15.7%	13.2%	12.1%	
Cost of Goods Sold	257.0	377.0	452.4	528.9	610.2	2,225.4
Gross Profit	$404.9	$464.7	$521.1	$572.8	$625.2	$2,588.7
% Margin	61.2%	55.2%	53.5%	52.0%	50.6%	53.8%
EBITDA	$232.6	$252.3	$273.6	$285.1	$296.0	$1,339.6
% Margin	35.1%	30.0%	28.1%	25.9%	24.0%	27.8%
Depreciation and Amortization	17.8	15.3	19.0	21.0	21.4	94.5
EBIT	$214.8	$237.0	$254.6	$264.0	$274.6	$1,245.0
% Margin	32.4%	28.2%	26.2%	24.0%	22.2%	25.9%
Net Income attributable to Yongye	$170.8	$176.4	$190.7	$199.2	$208.2	$945.3
% Margin	25.8%	21.0%	19.6%	18.1%	16.9%	19.6%
Tax Expense	33.6	42.7	45.8	47.5	49.4	
Unlevered Earnings	$181.2	$194.4	$208.8	$216.5	$225.2	$1,026.0
Depreciation and Amortization	17.8	15.3	19.0	21.0	21.4	94.5
Capital Expenditures	(1.2)	(92.5)	(39.1)	(17.6)	(10.2)	(160.7)
Change in Debt Free Net Working Capital	(219.8)	(187.5)	(157.9)	(45.2)	(191.7)	(802.1)
Unlevered Free Cash Flow	($22.0)	($70.4)	$30.7	$174.7	$44.7	$157.7
EBITDA	$232.6	$252.3	$273.6	$285.1	$296.0	$1,339.6
Change in Net Working Capital	(164.3)	(202.7)	(125.2)	(212.9)	(230.2)	(935.4)
Adjusted EBITDA	$68.2	$49.6	$148.3	$72.2	$65.8	$404.2

	Absolute Difference (March 2014 less June 2013)					
	2013A-E	2014E	2015E	2016E	2017E	Cumulative
Revenue	$79.1	$110.9	$91.4	$44.7	($42.3)	$283.7
% Growth		1.8%	-5.0%	-6.7%	-8.7%	
Cost of Goods Sold	14.5	66.4	71.3	64.9	41.6	258.7
Gross Profit	$64.6	$44.5	$20.0	($20.2)	($83.9)	$25.0
% Margin	2.8%	-2.3%	-3.3%	-4.1%	-4.9%	
EBITDA	$79.2	$66.0	$65.7	$61.1	$53.1	$325.1
% Margin	8.8%	4.5%	4.5%	4.7%	4.9%	
Depreciation and Amortization	4.3	(1.3)	(0.2)	1.6	2.0	6.5
EBIT	$74.9	$67.3	$65.9	$59.5	$51.1	$318.6
% Margin	8.5%	4.9%	4.8%	4.6%	4.7%	
Net Income attributable to Yongye	$66.9	$50.9	$50.5	$45.3	$39.0	$252.6
% Margin	8.0%	3.8%	3.7%	3.5%	3.6%	
Tax Expense	8.4	10.4	10.0	8.7	7.0	
Unlevered Earnings	$66.5	$56.9	$55.9	$50.8	$44.1	$274.2
Depreciation and Amortization	4.3	(1.3)	(0.2)	1.6	2.0	6.5
Capital Expenditures	48.4	(52.3)	(25.8)	(13.0)	(5.1)	(47.9)
Change in Debt Free Net Working Capital	(141.1)	(71.4)	(64.7)	58.4	(74.5)	(293.3)
Unlevered Free Cash Flow	($21.9)	($68.1)	($34.7)	$97.7	($33.5)	($60.5)
EBITDA	$79.2	$66.0	$65.7	$61.1	$53.1	$325.1
Change in Net Working Capital	(68.5)	(63.2)	30.2	(44.2)	(46.7)	(192.5)
Adjusted EBITDA	$10.7	$2.9	$95.9	$16.9	$6.3	$132.6

Source: Company management projections



Appendices

Supplemental Information

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium: 1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90 -Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
On-Going Deals										
2/17/2014	-	Chindex International Inc	$19.50	17.9%	28.7%	30.0%	26.4%	35.7%	41.3%	1.5%
2/10/2014	-	AutoNavi Holdings Limited	21.00	27.0%	38.6%	40.0%	36.1%	46.1%	52.2%	(0.9%)
1/27/2014	-	Shanda Games Limited	6.90	22.1%	43.1%	51.8%	54.3%	56.5%	62.1%	6.2%
12/24/2013	-	Noah Education Holdings Ltd.	2.80	24.4%	19.4%	24.1%	31.1%	48.1%	52.0%	9.4%
11/25/2013	-	Giant Interactive Group, Inc.	11.75	16.0%	28.8%	30.9%	34.6%	44.6%	54.9%	2.8%
9/30/2013	-	Charm Communications Inc.	4.70	17.2%	14.3%	13.2%	9.2%	5.2%	4.7%	(21.7%)
9/4/2013	-	China Hydroelectric Corporation	3.51	57.4%	62.5%	54.4%	48.0%	60.2%	72.0%	8.0%
8/19/2013	-	Exceed Company Ltd	1.78	19.5%	24.4%	27.9%	30.4%	30.2%	24.0%	(6.3%)
6/20/2013	-	ChinaEdu Corporation	7.00	19.9%	32.7%	13.2%	14.0%	15.7%	18.3%	(16.3%)
6/6/2013	-	iSoftStone Holdings Limited	5.45	12.6%	32.7%	20.1%	16.8%	15.8%	12.8%	(23.1%)
5/21/2013	-	Le Gaga Holdings Ltd	4.01	16.6%	20.5%	15.2%	14.3%	8.6%	6.3%	(24.1%)
11/2/2012	-	Trunkbow International Holdings, Ltd.	1.46	24.8%	48.6%	54.8%	49.3%	6.6%	1.1%	(39.4%)
10/15/2012	-	American Lorain Corporation	1.60	28.5%	30.6%	34.2%	36.6%	23.8%	20.3%	(8.6%)
10/12/2012	-	Ninetowns Internet Technology Group Company Ltd	2.00	85.2%	79.4%	81.9%	73.7%	62.7%	62.7%	(2.4%)
4/28/2012	-	Sino Gas International Holdings, Inc	0.50	56.3%	53.0%	42.9%	32.5%	37.8%	13.8%	6.4%
12/13/2011	-	WSP Holdings Ltd.	3.20	60.0%	49.2%	52.5%	48.0%	(33.0%)	(43.3%)	(61.7%)
On-Going Deals										
Mean				**31.6%**	**37.9%**	**36.7%**	**34.7%**	**29.0%**	**28.4%**	**(10.6%)**
Median				**23.3%**	**32.7%**	**32.6%**	**33.5%**	**32.9%**	**22.1%**	**(4.4%)**

Source: Capital IQ, Company Filings
Note:
1. As of announcement date or any revised offers received after announcement date
2. VWAP refers to Volume Weighted Average Price for specified number of days before transaction
3. 52-Week VWAP prior to going private announcement

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies (cont.)

Announced Date	Closing Date	Company Name	Offer Price[1] (US$)	Price Premium: 1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90 -Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
Closed Deals										
5/20/2013	3/28/2014	Pactera Technology International Ltd.	$7.30	38.8%	34.5%	19.9%	14.0%	8.1%	2.5%	(33.0%)
3/12/2013	3/28/2014	Camelot Information Systems Inc.	1.85	23.3%	27.6%	53.7%	51.5%	20.7%	(20.0%)	(54.5%)
1/20/2012	1/15/2014	AsiaInfo-Linkage, Inc.	12.00	21.0%	50.8%	43.2%	38.7%	(0.1%)	(13.9%)	(47.6%)
3/11/2013	12/23/2013	Simcere Pharmaceutical Group.	9.66	21.4%	23.1%	22.7%	21.6%	21.3%	18.3%	2.0%
8/13/2012	7/30/2013	LJ International Inc.	2.00	24.2%	21.4%	29.2%	17.6%	4.7%	(4.1%)	(31.3%)
9/26/2012	7/5/2013	7 Days Group Holdings Limited	13.80	30.6%	43.2%	45.3%	42.5%	24.3%	15.6%	(21.1%)
10/3/2012	6/27/2013	Feihe International, Inc.	7.40	21.3%	23.6%	14.9%	22.9%	42.8%	47.9%	(20.4%)
3/27/2012	6/27/2013	Zhongpin, Inc.	13.50	46.6%	46.5%	38.6%	40.3%	44.7%	24.4%	(22.0%)
9/12/2012	5/30/2013	3SBio Inc.	16.70	44.1%	45.7%	39.6%	33.8%	33.6%	37.2%	8.9%
8/13/2012	5/23/2013	Focus Media Holding Ltd.	27.50	17.6%	36.6%	33.9%	28.2%	28.2%	26.2%	(16.5%)
2/15/2013	5/17/2013	China Shenghuo Pharmaceutical Holdings, Inc.	0.16	18.5%	61.5%	42.8%	46.0%	(33.0%)	(36.6%)	(78.6%)
9/7/2012	4/9/2013	Syswin Inc.	2.05	28.1%	45.7%	39.9%	43.5%	112.5%	103.3%	(12.4%)
7/6/2012	3/28/2013	ShangPharma Corporation	9.00	30.8%	44.8%	34.2%	20.4%	13.0%	4.8%	(26.5%)
5/9/2012	2/7/2013	China Nuokang Bio-Pharmaceutical Inc.	5.80	56.8%	74.0%	95.9%	102.9%	41.3%	37.3%	(1.4%)
5/21/2012	12/28/2012	Yucheng Technologies Limited	3.90	26.4%	28.0%	32.4%	42.5%	52.7%	43.5%	0.8%
11/3/2010	12/27/2012	Fushi Copperweld, Inc.	9.50	4.4%	1.6%	8.0%	9.4%	(2.0%)	0.0%	(26.6%)
4/2/2012	12/11/2012	Winner Medical Group Inc.	4.50	32.3%	29.2%	40.1%	46.4%	31.7%	12.7%	(15.1%)
1/9/2012	11/9/2012	Pansoft Company Limited	4.15	106.5%	83.2%	93.2%	79.6%	36.7%	27.4%	(16.0%)
5/3/2012	11/2/2012	China Mass Media Corp.	5.00	115.5%	133.1%	38.9%	(3.2%)	(35.0%)	(38.2%)	(80.8%)
2/21/2012	10/31/2012	China TransInfo Technology Corp.	5.80	12.6%	26.6%	40.0%	52.6%	67.7%	47.7%	11.5%
2/24/2012	10/17/2012	Gushan Environmental Energy Limited	1.65	34.1%	28.1%	27.7%	10.0%	(13.6%)	(31.8%)	(66.7%)
1/6/2012	5/15/2012	Jingwei International Limited	2.20	64.2%	66.6%	57.0%	48.2%	8.3%	(5.7%)	(46.5%)
10/28/2011	4/20/2012	China Real Estate Information Corporation	5.73	6.1%	20.1%	7.0%	(5.8%)	(13.3%)	(21.8%)	(46.3%)
11/14/2011	4/17/2012	China GrenTech Corp. Ltd.	3.15	23.0%	34.3%	42.4%	45.7%	18.4%	11.6%	(14.9%)
10/17/2011	2/14/2012	Shanda Interactive Entertainment Ltd.	41.35	23.5%	26.6%	25.1%	20.6%	2.3%	2.5%	(23.7%)
3/7/2011	11/4/2011	China Fire & Security Group, Inc.	9.00	43.8%	52.4%	40.1%	28.1%	12.1%	(13.5%)	(45.4%)
10/11/2010	11/1/2011	Harbin Electric, Inc.	24.00	20.2%	36.3%	35.1%	37.7%	24.8%	22.3%	(7.7%)
1/28/2011	9/16/2011	China Security & Surveillance Technology, Inc.	6.50	33.2%	30.1%	26.1%	21.3%	24.9%	11.9%	(26.9%)
3/25/2011	8/25/2011	Funtalk China Holdings Limited	7.20	17.1%	34.2%	30.6%	26.7%	2.9%	3.9%	(17.5%)
11/11/2010	8/19/2011	Chemspec International Limited	8.10	28.2%	29.2%	27.0%	22.8%	10.4%	14.2%	(10.5%)
6/27/2011	8/11/2011	Tiens Biotech Group (USA), Inc.	1.72	67.0%	44.2%	31.5%	27.6%	21.5%	16.5%	(13.1%)
4/8/2010	4/15/2011	Tongjitang Chinese Medicines Company	4.50	19.0%	22.3%	21.9%	21.0%	17.9%	18.4%	(11.8%)
Closed Deals										
Mean				34.4%	40.8%	36.8%	33.0%	19.7%	11.4%	(25.4%)
Median				27.3%	34.4%	34.7%	28.2%	19.6%	12.3%	(20.8%)
Overall										
Mean				33.4%	39.8%	36.8%	33.5%	22.8%	17.1%	(20.5%)
Median				24.6%	34.2%	34.2%	31.8%	21.4%	14.9%	(16.4%)

Source: Capital IQ, Company Filings
Note:
1. As of announcement date or any revised offers received after announcement date
2. VWAP refers to Volume Weighted Average Price for specified number of days before transaction
3. 52-Week VWAP prior to going private announcement

Trading Statistics: Cancelled U.S.-listed Chinese Company Going Private Transactions

Trading Statistics of Cancelled Transactions

Announced Date	Cancelled Date	Company Name	Days from Announce to Cancellation	Pre-Announce Price ($)	Offer Price ($)	Current Price ($)	Return over Offer Price (%)	Return over Pre-Announce Price (%)
3/27/2013	11/1/2013	UTStarcom Holdings Corp.	219	$2.36	$3.20	$2.55	-20.3%	8.1%
4/17/2012	7/24/2013	Shengtai Pharmaceutical Inc.	463	$1.10	$1.65	$1.00	-39.4%	-9.1%
3/15/2013	3/25/2013	Ambow Education Holding Ltd.	10	$1.01	$1.46	NA[1]	NA[1]	NA[1]
10/15/2012	11/14/2012	China Shengda Packaging Group Inc.	30	$0.91	$1.40	$1.04	-25.9%	14.1%
11/23/2011	9/5/2012	Andatee China Marine Fuel Services Co.	287	$3.49	$4.21	$2.06	-51.1%	-41.0%
9/27/2011	10/4/2011	China Ceramics Co., Ltd.	7	$16.13	NA[2]	$1.78	NA[2]	-89.0%
7/26/2011	7/12/2012	China Advanced Construction Materials Group	352	$27.60	$31.80	$5.13	-83.9%	-81.4%
5/16/2011	9/15/2011	Cninsure Inc.	122	$85.56	$19.00	$7.74	-59.3%	-91.0%
9/9/2010	4/7/2011	Qiao Xing Mobile Communication Co., Ltd.	210	$24.13	$1.54	NA[3]	NA[3]	NA[3]
Mean							-46.6%	-41.3%
Median							-45.2%	-41.0%

Source: Capital IQ
Notes: 1.Ambow Education Holding Ltd. was liquidated in June 2013
2.China Ceramics Co. Ltd announced the receipt of going private proposal on 9/27/2011 without an offer price
3. Qiao Xing Mobile Communication Co., Ltd. was revoked by SEC on 8/23/2012 due to failure to file with the Commission annual reports on Form 20-F for the year ended December 31, 2011

Trading Statistics: Cancelled U.S.-listed Chinese Company Going Private Transactions (cont.)

UTStarcom Holdings Corp.


$9.00
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Close Price
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
Volume (in millions)
04/07/09
07/07/10
10/07/11
01/07/13
04/07/14

Shengtai Pharmaceutical Inc.


$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Close Price
0.1
0.0
Volume (in millions)
03/26/09
06/26/10
09/26/11
12/26/12
04/07/14

Ambow Education Holding Ltd.


$16.00
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Close Price
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
Volume (in millions)
08/04/10
02/04/11
08/04/11
02/04/12
08/04/12
02/04/13

China Shengda Packaging Group Inc.


$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
Close Price
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
Volume (in millions)
06/01/10
03/01/11
12/01/11
09/01/12
06/01/13
04/07/14

Andatee China Marine Fuel Services Co.


$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Close Price
3.0
2.5
2.0
1.5
1.0
0.5
Volume (in millions)
01/26/10
01/26/11
01/26/12
01/26/13
04/07/14

China Ceramics Co., Ltd.[1]


$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Close Price
1.0
0.9
0.8
0.7
0.6
0.5
0.4
0.3
0.2
0.1
Volume (in millions)
11/23/09
12/23/10
01/23/12
02/23/13
04/07/14

Closed Price ----- Offer Price ◆ Announced Date ◆ Cancellation Date

Source: Capital IQ, Public information

Note: 1. China Ceramics Co. Ltd announced the receipt of going private proposal on 9/27/2011 without an offer price

Supplemental Information

Trading Statistics: Cancelled U.S.-listed Chinese Company Going Private Transactions (cont.)

China Advanced Construction Materials Group


Close Price
Volume (in millions)
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
03/30/09
06/30/10
09/30/11
12/31/12
04/07/14

Cninsure Inc.


Close Price
Volume (in millions)
$30.00
$25.00
$20.00
$15.00
$10.00
$5.00
$0.00
8.0
7.0
6.0
5.0
4.0
3.0
2.0
1.0
03/30/09
06/30/10
09/30/11
12/31/12
04/07/14

Qiao Xing Mobile Communication Co., Ltd.


Close Price
Volume (in millions)
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
2.5
2.0
1.5
1.0
0.5
04/07/09
12/07/09
08/07/10
04/07/11
12/07/11
08/22/12

Closed Price Offer Price Announced Date Cancellation Date

Source: Capital IQ, Public information

Illustrative Financial Analyses Summary

Implied Per Share Equity Value Reference Range[1,2,3,4,5]

Analyses below utilize the same multiple selection as in the presentation to the Special Committee dated September 23, 2013, and are for illustrative purposes only

No reliance should be placed, nor should any conclusions be drawn, from the data below


$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$0.00
Price Per Share
$9.79
$5.87
$12.03
$7.05
$7.54
$3.50
$6.19
$3.26
$12.40
$4.57
$9.96
$6.99
Proposed Per Share Merger Consideration of $7.10
Minimum Share Price Since Announcement of Results of Shareholder Vote on March 5, 2014 of $5.17
Selected Companies Analysis
0.80x - 1.10x LTM 12/31/2013 Revenue
Selected Companies Analysis
0.70x – 1.00x NFY 12/31/2014 Revenue
Selected Companies Analysis
6.0x - 9.0x LTM 12/31/2013 Adjusted EBITDA[6]
Selected Companies Analysis
8.0x - 11.0x NFY 12/31/2014 Adjusted EBITDA[6]
Selected Transactions Analysis
0.70x - 1.30x LTM 12/31/2013 Revenue
Discounted Cash Flow Analysis
Discount Rate 13.0% - 15.0% Adjusted EBITDA[6] Exit Multiple 9.0x – 12.0x

See accompanying footnotes on the following page

Illustrative Financial Analyses Summary (cont.)

Footnotes

Notes:
No particular weight was attributed to any individual analysis
1. Based on 50.7 million shares outstanding per 10-K filed on 3/17/2014 for the year ended 12/31/2013
2. Debt and minority interest per Company 10-K filed on 3/17/2014 for the year ended 12/31/2013
3. Cash balance excludes US$131.1 million for imminent building of new manufacturing facility per Yongye Management estimates
4. Excludes depreciation and amortization allocated for the imminent construction of a new manufacturing facility
5. Preferred stock redemption value of US$59.5 million includes estimated accrued preferred dividends, per Company management
6. Adjusted EBITDA = EBITDA – change in net working capital. Net working capital = current assets – current liabilities
7. Trading period prior to announcement date (10/15/2012)
LTM refers to the most recently completed twelve month period for which financial information has been made public
NFY refers to the next fiscal year for which financial information has not been made public

Disclaimer

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